LOAN AGREEMENT

THIS LOAN AGREEMENT, is made this _____ day of October, 2022, by and between Upexi 17129 Florida, LLC, a Delaware limited liability company and Upexi, Inc., a Nevada corporation, formerly known as Grove, Inc., a Nevada corporation (collectively the "Borrower" or collectively the "Obligors"), and Professional Bank, a Florida state-chartered bank ("Lender").

BACKGROUND

WHEREAS, Borrower has applied to Lender for one loan facility in the amount of Three Million and 00/100 ($3,000,000.00) Dollars (herein "The Loan"); to be used to refinance an owner-occupied commercial office and warehouse.

WHEREAS, Lender has agreed to provide the Loan in the amount stated above, the use and repayment of which and the provisions of security therefore are to be controlled by the terms and provisions of this Loan Agreement (herein "Loan Agreement"), the promissory note of even date herewith ("Note"), and the collateral documents associated herewith (collectively herein the "Loan Documents").

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Recitals. The foregoing recitals are incorporated into this Agreement and made a part hereof.

SECTION 1.2 Defined Terms. Unless the context of a particular Loan Document otherwise provides, the terms in quotes used in the foregoing preamble and the following terms shall have the respective meanings ascribed to them for all purposes in the Loan Documents:

"Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with any Person. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this loan agreement, as the same may hereafter be further amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

"Article Nine" shall mean Chapter 679 of the Florida UCC, including those changes and amendments enacted by the State of Florida as it now exists or may hereafter be amended.

"Authorized Officer" means that Person or Persons designated under a resolution of the Governing Body of a Borrower to execute documents on behalf of a Borrower.

"Borrower" means Upexi 17129 Florida, LLC, a Delaware limited liability company and Upexi, Inc., a Nevada corporation.

"Business Day" means a day that is not a Saturday, a Sunday, or a day on which Lender is closed pursuant to authorization or requirement of law.

"Change of Control" means, with respect to an entity Borrower, an event or series of events by which any Person or group of Persons not a Borrower becomes the Equitable Owner, directly or indirectly, of 20% or more of the Equitable Ownership of a Borrower entitled to vote for members of the board of directors or equivalent Governing Body of a Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group of Persons has the right to acquire pursuant to any option right).

"Closing" shall mean the execution and delivery to Lender of this Agreement together with all related Loan Documents, including, but not limited to, each Note, Security Instruments and compliance documents executed coincidental to closing of a Loan.

"Closing Costs" shall mean all documentary stamp taxes on the mortgage, intangible taxes, survey costs, appraisal costs, environmental assessment costs, Loan Fees, recording charges, mortgagee title insurance costs, Lender's attorney fees and other costs to close a Loan.

"Closing Date" shall mean the effective date of this Agreement.

"Collateral" shall collectively mean the Real Property and Personal Property now or hereafter owned by Borrower, all Proceeds thereof, and all other property and money of Borrower now or hereafter in the custody, possession or control of Lender or any Lender Affiliate to secure the Loans.

"Collateral Assignment of Rents" shall mean that agreement dated the Closing Date, pledging the income and rents and profits from the Real Property.

"Contractual Obligation" as to any Person shall mean any undertaking by such Person represented by any agreement, to which such Person is a party or by which it or any of its property is bound.

"Costs" shall mean all costs, expenses, losses and damages sustained or incurred by Lender in connection with, because of, or as a result of any default or any one or more Events of Default of Borrower under the Loan Documents or any of them, or in realizing upon, protecting, perfecting, defending or enforcing, or any combination thereof, the rights and remedies of Lender under the Loan Documents, or any of them, including, without limitation, recording charges, documentary stamp taxes, intangible taxes, all reasonable expert fees and all attorney's fees and costs, including paralegal fees in all legal proceedings, including administrative, trial, appellate, probate, bankruptcy or any other legal or administrative proceeding, regardless of whether suit is brought.

"Debt" shall mean as to any Person (i) all obligations of borrowed money, (ii) obligations evidenced by bonds, debentures, note or similar instruments, or upon which interest payments are customarily made, (iii) all obligations under conditional sale or other title retention agreements relating to property purchased by that Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including, without limitation, any items, issued or assumed as the deferred purchase price of property or services purchased (excluding trade debt incurred in the ordinary course of business falling due within the next succeeding 3 months) which would appear as liabilities on a balance sheet, (v) all obligations under take-or-pay or similar agreements or under commodities agreements, (vi) all Debt of others secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by), any lien on, or payable out of the proceeds of production from, property owned or acquired by that Person, whether or not the obligations secured thereby have been assumed, (vii) all guaranty and other contingent or indirect obligations, (viii) the principal portion of all obligations under capital leases other than operating leases, (ix) all matured obligations in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option

agreements or other interest or exchange rate or commodity price hedging agreements, (x) all outstanding and unreimbursed drafts under all letters of credit issued or banker's acceptance facilities created for the benefit of and at the request of such Person (to the extent unreimbursed), (xi) all preferred stock or other equity interests issued and required by the terms thereof to be redeemed, for which mandatory sinking fund payments are due, by a fixed date, and (xii) other off balance sheet financing arrangements including, without limitation, synthetic leases, which, for purposes of this Agreement, shall not include operating leases.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default Rate" shall mean the interest charged on the Indebtedness under the Loan Documents after the occurrence of an Event of Default and the expiration of any applicable notice and cure periods. The Default Rate shall be a rate of eighteen percent (18%) or the highest rate allowed by applicable law, whichever is greater.

"Deposit Account" shall mean a demand, time, savings, passbook, or like account maintained with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a certificate of deposit.

"Distribution" shall mean the delivery by Borrower to any Equitable Owner of any cash, real property, tangible personal property, or intangible personal property, for payments of any type to an Equitable Owner, including, but not limited to, shareholder dividends, partner distributions, member distributions, management fees or other rights or options under Borrower's Operating Documents.

"Due Date" shall mean the date any payment of principal or interest is due and payable on any Note or other Indebtedness.

"Environmental Indemnity" shall mean that certain Environmental Compliance and Indemnity Agreement executed by Borrower in favor of Lender on or about the date hereof.

"Environmental Laws" shall mean any federal, state or local law, statute, ordinance or Regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about any real estate owned, leased or occupied by a Borrower, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") as amended 42 U.S.C. Section 9601 et seq., Resource Conservation and Recovery Act of 1976 ("RCRA"), 42U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., Clean Water Act 33 U.S.C. Section 1251 et seq and Chapter 403 of the Florida Statutes.

"Equitable Owner" means any Person having an Equitable Ownership in a Borrower.

"Equitable Ownership" shall mean the ownership of voting interest and/or equity interest in a non-natural Person which shall be represented by shares of stock, certificates of membership, certificates of partnership, partnership interests, or other indicia of ownership.

"ERISA" means the Employee Retirement Income Security Act of 1974, 29 USC §1001 et. seq.

"Event of Default" means any of the events specified in Article VII hereof.

"Financial Statement" shall mean the financial statements of Borrower described in Article V

hereof.

"GAAP" means generally accepted accounting principles, set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support, as in effect from, time to time.

"Gap Exception" shall mean those matters to be completed under Schedule B-I of the Title Commitment and any adverse matters or defects in title which are recorded during the period of time between the effective date of the Title Commitment and the date of recording of the Mortgage.

"Governing Body" shall mean as to any:

A. corporation, its Board of Directors, or if authority to govern the corporation is reserved to the shareholders as provided, by law, its shareholders;

B. general partnership, its partners;

C. limited partnership, its general partners; and

D. limited liability company, its managers if it is a manager managed company, or its members if it is a member managed company.

"Governmental Authority" shall mean any national, state, local or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

"Governmental Regulation" shall mean any law, statute, ordinance, rule or regulation issued by or enacted by a Governmental Authority.

"Hazardous Substances or Hazardous Materials" shall mean any flammable materials (excluding wood products normally used in construction), explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including, without limitation, any substances defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "special wastes," "solid wastes," or "toxic substances" under any applicable federal, state, county, regional, or local laws, ordinances, regulations, or guidelines.

"Indebtedness" shall mean all debts, obligations, and liabilities of Borrower to Lender, arising out of or related to the Loan and the Loan Documents, whether principal, interest, fees, or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not renewed, extended, modified, rearranged, restructured, refinanced, or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities arising from the Loan and the Loan Documents.

"Loan" shall mean that certain term loan in the amount of Three Million and 00/100 ($3,000,000.00) Dollars by Lender to Borrower extended under this Agreement, and all renewals, reamortizations, extensions, increases, modifications, and consolidations thereof.

"Loan Documents" shall mean this Agreement, each Note, the Security Instruments, and all the other documents, agreements, certificates, schedules, statements, and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loan

or the transactions contemplated by this Agreement.

"Loan Fees" shall mean those fees set forth in Section 2.5.

"Loan Maturity Date" as to the Loan shall mean October 15, 2032.

"Mortgage" shall mean that certain mortgage executed by Upexi 17129 LLC, a Delaware limited liability company, dated the Closing Date encumbering the Real Property.

"The Note" shall mean the Three Million and 00/100 ($3,000,000.00) Dollar promissory note dated the Closing Date and all renewals, reamortizations, extensions, increases, modifications, and consolidations thereof.

"Operating Documents" shall mean as to any:

A. corporation, its articles of incorporation and by-laws;

B. general partnership, its partnership agreement;

C. limited partnership, its partnership agreement; and

D. limited liability company, its articles of organization and operating agreement.

"Permitted Encumbrances" means and includes:

A. liens for taxes, assessments or similar governmental charges not in default or being contested in good faith (with all foreclosure or execution proceedings thereon effectively stayed);

B. the liens and security interests in favor of the Lender created under the Loan Documents;

C. other liens in favor of Lender;

D. rights of existing and future tenants pursuant to written leases on the Real Property entered into in accordance with the terms of the Loan Documents and with the written consent of Lender when required pursuant to the terms of the Loan Documents;

E. liens with respect to properly perfected purchase-money security interests in equipment; and

F. those matters reflected in the Title Policy issued by title company and accepted by Lender.

"Person" means any corporation, business entity, natural person, firm, joint venture, limited liability company, partnership, trust, unincorporated organization, association, government, or any department or agency of any government, and shall include the singular and the plural.

"Personal Property" shall mean the following to the extent now or hereafter owned by Borrower:

A. All fixtures, machinery, appliances, equipment, including, but not limited to, all irrigation equipment, furniture, and personal property of every nature whatsoever, including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing and all of the right, title and interest in and to any such personal property or fixtures together with the benefit of any deposits or payments nor or hereafter made on such personal property or fixtures;

B. All buildings, structures, betterments and other improvements of any nature now or hereafter existing, erected or placed on the Real Property or in any way used in connection with the use, enjoyment, occupancy or operation of the Real Property, regardless of whether physically affixed thereto or severed or capable of severance therefrom; and all fixtures and other articles of every kind and nature whatsoever, now or hereafter owned by the Debtors and us or procured for use in connection with the operation and maintenance of the Real Property (the "Improvements");

C. Any and all accounts, accounts receivable, receivables, contract rights, leases, rents, profits, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, choses in action, any and all amounts arising out of the Real Property, as well as any and all returned, refused and repossessed goods, the cash or non-cash proceeds resulting therefrom;

D. All patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending), and all documents, applications, materials and other matters related thereto, all inventions, all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, computer programs, data bases, systems and software (including source and object codes), goodwill, choses in action, and all other general intangibles, whether now owned or hereafter acquired, and all cash and non-cash proceeds thereof, and all chattel paper, documents and instruments relating to such intangibles;

E. All right, title interest and privileges arising under all contracts, permits and licenses entered into or obtained in connection with the operation of the Real Property, including by way of example and not in limitation: all variances, licenses and franchises granted by municipal, county, state and federal Governmental Authorities, or any of their respective agencies;

F. Any all licenses, permits, approvals, allocations, contract rights, trade and fictitious names and similar matters and documents obtained or to be obtained in the future which are necessary or appropriate for the operation and management of the Real Property;

G. All judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Real Property or any portion thereof under the power of eminent domain or the threat of exercise thereof; any proceeds of any and all policies of insurance maintained with respect to the Real Property, or proceeds of any sale, option or contract to sell the Real Property or any portion thereof;

H. Any and all of inventory, including all other goods held for sale or lease or being processed for sale or lease, whether now owned or hereinafter acquired, including all materials, goods and work in process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service, along with all cash and non-cash proceeds from the sale of inventory including proceeds from insurance;

I. All investment property;

J. All Deposit Accounts;

K. All letter of credit rights; and

L. All Proceeds, replacements, or accessions of the foregoing.

"Potential Default" shall mean an event that but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

"Principal Place of Business" shall mean 17129 US Highway 19 N., Clearwater, FL 33760.

"Proceeds" shall mean whatever is received upon the sale, exchange, collector or other disposition of any Personal Property, including all broker receipts and all government subsidy program funds.

"Real Property" means the real estate described on **Exhibit A**, attached hereto.

"Requirements of Law" shall mean as to any Person, the Certificate of Incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Security Agreement" shall mean that Security Agreement dated the Closing Date providing for Borrower's pledge of the Personal Property to secure the Indebtedness.

"Security Instruments" shall mean the Mortgage, Assignment of Rents, Leases, Issues and Profits, Security Agreement, all Uniform Commercial Code filing statements associated therewith (each hereinafter called a "Filing Statement"), and any and all other documents evidencing a pledge of assets to secure the Indebtedness.

"Statement Date" shall mean the date of the Financial Statements.

"Subsidiary" shall mean any non-natural Person, more than fifty percent (50%) of the voting control of which is owned or controlled, directly or indirectly, by Borrower.

"Title Commitment" shall mean the mortgagee title insurance commitment number 1323900 written on the Title Underwriter.

"Title Policy" shall mean the mortgagee title policy issued pursuant to and in compliance with the Title Commitment.

"Title Underwriter" shall mean Old Republic National Title Insurance Company.

"UCC" shall mean the Florida Uniform Commercial Code, Chapters 671 to 680, inclusive, as amended from time to time.

SECTION 1.3 Accounting Terms and Special Calculations. All accounting terms used herein shall be construed in accordance with GAAP.

SECTION 1.4 Other Definitional Provisions. All of the terms defined in this Agreement shall have such defined meanings when used in all the Loan Documents unless the context shall otherwise require. All terms defined or used in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa. Terms defined in, or by reference to, the UCC, including Article Nine, to the extent not otherwise defined herein shall have the respective meanings given to them in the UCC, including Article Nine, with the exception of the word "document," unless the context clearly requires such meaning. The words "hereby", "hereto", "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The use of "to", "until", "on", and words of similar import in this Agreement, in indicating expiration, shall be interpreted to include the date mentioned. The neuter genders as used herein and whenever used shall include the masculine, feminine and neuter as well. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and

assigns of such party unless the context shall expressly provide otherwise. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.5 Interest Calculations.

A. Any interest due on the Indebtedness under the provisions of this Agreement shall be calculated on the outstanding principal balance for the actual number of days which have elapsed in an interest period, on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation") and shall accrue from the date any advance is made pursuant to any Note or this Agreement or any other Loan Document. The interest due on any date for payment of interest hereunder shall be that interest, to the extent accrued, as of midnight on the last calendar day immediately prior to the interest payment date.

B. Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by Lender hereunder shall never exceed the maximum lawful interest rate permitted by such law from time to time. Lender and Borrower intend and agree that under no circumstances shall Borrower be required to pay interest on any Loan or on any other Indebtedness at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by Lender in excess of that rate, Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Indebtedness (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to Borrower by Lender.

ARTICLE II
AMOUNT AND TERMS OF THE LOAN

SECTION 2.1 Loan Amount. Lender agrees, upon the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties made under this Agreement to loan to Borrower, the amount of Three Million and 00/100 ($3,000,000.00) Dollars for the purpose of refinancing a commercial office and warehouse, and such other purposes as Lender may approve in writing. At Closing, Lender shall disburse the entire proceeds of the Loan to the Title Underwriter for compliance with the Title Commitment requirements and thereafter for the disbursement to Borrower, who shall delete the Gap Exception from the Title Commitment at Closing and issue a final Title Policy within 30 days.

SECTION 2.2 Payments and Administration of the Loans. All payments made on account of the Indebtedness shall be made by Borrower, without setoff or counterclaim, in lawful money of the United States in immediately available funds, free and clear of and without deduction for any taxes, fees, or other charges of any nature whatsoever imposed by any taxing authority. Any payments must be received by the Lender by 2:00 P.M. (herein the "Close of Business"), on the day of payment, it being expressly agreed and understood that if a payment is received after the Close of Business by Lender, such payment will be considered to have been made by Borrower on the next succeeding Business Day, and interest thereon shall be payable by Borrower at the applicable rate set forth herein during such extension. If any payment required to be made by Borrower hereunder becomes due and payable on a day other than a Business Day, the Due Date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments made in connection with the Loan shall be applied first to Costs, then to application on any scheduled payments of principal and/or interest then due, and if none, then to accrued interest to the date of payment, then to application of principal on the Loan in such order as Lender may determine.

SECTION 2.3 Interest. Advances made hereunder shall bear interest at the rate prescribed in the Note, which shall be subject to change from time to time as set forth in the Note. The Default Rate of

interest shall be a rate of eighteen percent (18%) or the highest rate allowed by applicable law, whichever is greater, and may be assessed upon and during the continuance of an Event of Default, as set forth in the Note.

SECTION 2.4 Fees and Costs. Borrower shall pay a non-refundable Commitment Fee of $22,500.00 for the Loan, all of which shall be due on or before Closing.

Borrower shall further pay all reasonable expenses, taxes and fees incurred in connection with the documentation, underwriting and Closing of the Loan and this Agreement, including, but not limited to, Lender's reasonable attorney's fees, recording fees, lien search fees, title insurance premiums, appraisal fees, survey costs, and other reasonable fees and expenses as may be required.

SECTION 2.5 Collateral and Security Interests. To secure the payment, observance and performance of the Note, Borrower shall grant to Lender a Security Interest in and upon the Collateral in accordance with the following requirements:

A. Loan. A first priority perfected lien on the parcels of land and improvements thereon owned by Borrower and described on **Exhibit A**. In connection with the execution and delivery of the Mortgage, Borrower will secure the delivery of a Title Commitment agreeing to insure that the Real Property is owned by Borrower free and clear of all liens and encumbrances other than the Permitted Encumbrances and proposing to insure the lien of the Mortgage as a first Mortgage lien in an amount not less than Three Million and 00/100 ($3,000,000.00) Dollars. The original Title Policy shall be delivered to Lender no later than 30 days following Closing of the Loan. The Loan shall further be secured by an Assignment of Leases and Rents Agreement and Security Agreement granting Lender a first priority security interest in all business assets of Borrower.

B. The Collateral shall secure payment of the Note and all extensions and renewals of the Indebtedness, whether primary, secondary, direct, contingent, joint or several, of Borrower to Lender now in existence.

ARTICLE III
CONDITIONS OF LENDING

Lender's obligation to make the Loan is expressly conditioned on compliance with the following conditions precedent:

SECTION 3.1 Entity Documents. A certificate from the state of organization for Borrower or other evidence satisfactory to Lender and its counsel, demonstrating that Borrower is in good standing under the laws of the state of organization for Borrower, and a certificate duly executed by an Authorized Officer:

A. Stating that all filing fees are current;

B. Stating that no proceeding for the dissolution or liquidation of either Borrower is in effect;

C. Containing a true and correct extract of a resolution which has been duly adopted by Borrower's Governing Body and remains in full force and effect specifically authorizing Borrower to incur the Indebtedness and authorizing the Authorized Officer or Officers to execute and deliver documents on behalf of and to bind the entity; and

D. Containing true and correct copies of Borrower's Operating Documents and a statement of the Equitable Ownership Interests in Borrower.

SECTION 3.2 Insurance. Borrower shall deliver the following policies of insurance:

A. Public or general liability insurance in the minimum amount of $2,000,000.00 aggregate annual single limits.

B. The insurance policies required under Section 5.8 of this Agreement.

C. The Title Insurance required under Section 2.1.

As to all the policies listed in paragraphs A and B, herein, Lender must be named as an additional insured as its interest shall appear, and Lender shall be entitled to receive thirty (30) days advance written notice of cancellation or material change of such policies. Borrower shall furnish: (a) an original of the applicable policy; (b) a certified true copy of the applicable policy; or (c) a certificate evidencing the applicable policy, to Lender prior to Closing. All insurance policies shall be maintained in good standing so long as any of the Indebtedness is outstanding. All insurance companies furnishing the coverage must be acceptable to Lender, qualified to do business in the state of Florida and carry a A.M. Best's Company insurance financial strength rating of not less than A^+. If there is any material change in any insurance policy, Borrower shall notify Lender immediately.

SECTION 3.3 No Default. At Closing, Borrower shall be in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default or Potential Default shall have occurred and be continuing at such time.

SECTION 3.4 Loan Documents. Borrower shall have executed and delivered or caused to be executed and delivered to Lender, all the Loan Documents, in form and substance satisfactory to Lender and all of the Loan Documents shall be in full force and effect.

SECTION 3.5 Closing Costs and Additional Documentation. All costs of Closing shall have been paid and Lender shall have received such other documentation as Lender may reasonably require.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES.

Borrower represent and warrant (which representations and warranties shall survive the execution and delivery of the Loan Documents) to Lender that:

SECTION 4.1 Organization, Powers, Etc. Borrower:

A. Borrower is duly organized, validly existing and of active status under the laws of its state of organization, and is authorized to conduct business in the state of Florida;

B. have all requisite power and authority to own its properties and assets and to carry on its business as now conducted and proposed to be conducted;

C. is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary; and

D. has the power and authority to execute and deliver, and to perform its obligations under the Loan Documents.

SECTION 4.2 Authorization of Loan for Borrower. The execution, delivery and performance of the Loan Documents by Borrower:

A. have been duly authorized by all requisite Governing Body action; and

B. will not: (i) violate (a) to Borrower's knowledge, any material provision of law applicable to Borrower, any Government Regulation applicable to Borrower, any order, writ, judgment, decree, determination or award of any court, arbitrator or Government Authority to which Borrower are subject; (b) the Operating Documents of Borrower; or (c) any provision of any indenture, agreement or other instrument to which Borrower are a party or by which it or any of its properties or assets are bound; (ii) be in material conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than the Permitted Encumbrances.

SECTION 4.3 Binding Effect. This Agreement is, and each Note and the other Loan Documents when delivered hereunder will, to Borrower's knowledge, be the legal, valid and binding obligations of each respective Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights.

SECTION 4.4 Tax Payments. All federal and state tax returns and reports of each Borrower required to be filed have been filed, and all taxes, assessments, fees and other charges by any Government Authority upon each Borrower, or upon Borrower's properties, assets, including the Collateral, and all incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently: (a) payable without penalty or interest; or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. As to Borrower, the aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of Borrower. The charges, accruals, and reserves on the books of Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate in all material respects for Borrower, and no Borrower knows of any other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefore.

SECTION 4.5 Agreements.

A. Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other organizational or entity governance restriction or any judgment, order, writ, injunction, decree, rule or regulation which is reasonably likely to materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

B. Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Borrower, any agreement relating thereto or any other contract or agreement that restricts or otherwise limits the incurring of the Indebtedness evidenced by each Note.

C. To Borrower's knowledge, Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party where the effect of such default is reasonably likely to materially and adversely affect the business, properties, assets or condition (financial or otherwise) of Borrower.

SECTION 4.6 Financial Statements.

A. Borrower have submitted a Financial Statement which accurately represents the financial condition of Borrower in all material respects as of the date thereof.

B. Since the respective Statement Dates of the Financial Statement described in paragraph A, there has been no material undisclosed adverse change in the actual or anticipated assets, liabilities, financial condition, business, operations, affairs or prospects (financial or otherwise) of Borrower from that set forth or reflected in the respective Financial Statement of Borrower.

SECTION 4.7 Litigation, Etc. Except as disclosed in the Financial Statements or otherwise disclosed to Lender in writing, there are no actions, contingent liabilities, proceedings or investigations pending or, to the knowledge of Borrower, threatened, against Borrower or affecting Borrower (or any basis therefore known to any Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of Borrower or in Borrower's properties and assets, or in any material impairment of the right or ability of Borrower to carry on operations as now conducted or proposed to be conducted, or in any material liability on the part of Borrower, and none which questions the validity of this Agreement, each Note or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

SECTION 4.8 Violation of Judicial or Governmental Orders, Laws, Ordinances or Regulations. Borrower have not received notice of any violation of any court order or of any law, Governmental Regulation, ordinance, rule, order, code, or requirement of any Governmental Authority having jurisdiction over any Borrower that may materially affect the business and operation of Borrower.

SECTION 4.9 Title to Assets. Borrower has good and marketable title to the assets reflected in its Financial Statements, free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other encumbrances of any kind, except for the Permitted Encumbrances and as set forth in the Financial Statements. As of the Closing Date, Borrower has all material permits, licenses, trade names, all trademarks, services marks and patents used or whose use is contemplated in and is material to the operation of the business of Borrower. Borrower owns the Real Property free and clear of all encumbrances other than the Permitted Encumbrances.

SECTION 4.10 Regulation U. Borrower is not engaged and Borrower will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U published by the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose that violates, or that would be inconsistent with, the provisions of Regulation U published by the Board of Governors of the Federal Reserve System.

SECTION 4.11 No Outstanding Debt. Borrower has no outstanding Debt material to Borrower, except for: (i) the Loan; (ii) liabilities shown on the Financial Statement; and (iii) other obligations in the nature of trade payables incurred by such Borrower in the ordinary course of business.

SECTION 4.12 Solvency. As of the Closing Date, Borrower is solvent.

SECTION 4. 13 Investment Companies Act. To Borrower's knowledge, Borrower is not an "investment company" or a company "controlled" by, or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, 15 USC §80 et seq., as amended). To Borrower's knowledge, the making of the Loan by Lender, the application of the proceeds and repayment thereof by Borrower and the

consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

SECTION 4.14 Racketeer Influenced and Corrupt Organizations Act. Borrower has never been and is not now engaged, and will not knowingly engage, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et. seg., and Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts").

SECTION 4.15 ERISA Requirement. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by Borrower or by any person under common control with Borrower (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001 (b) of ERISA), or in which employees of any of them are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing.

SECTION 4.16 Fair Labor Standards Act. Borrower has complied with, and will continue to comply with, in all material respects, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. Section 215(a). This representation and warranty, shall constitute written assurance from each Borrower, given as of the date hereof and as of the date of any reconfirmation, that Borrower have complied, in all material respects, with the requirements of the FLSA, in general, and 29 U.S.C. Section 215(a)(1) thereof, in particular.

SECTION 4.17 Occupational Safety Hazards Act. Borrower has complied with, and will continue to comply with, in all material respects, the provisions of the Occupational Safety Hazards Act, 29 USC §651 et. seq. as amended from time to time ("OSHA"), including compliance with any Asbestos or Radon survey, notice or monitoring or abatement requirements.

SECTION 4.18 Securities And Exchange Commission Compliance. Borrower has complied with, and will continue to comply with, in all material respects, all Federal Securities laws and all rules, regulations, and orders of the Securities And Exchange Commission, as amended from time to time.

SECTION 4.19 Regulatory Compliance. Borrower has in the past complied with and is presently complying, and will continue to comply, in all material respects, with all laws and Governmental Regulations applicable to Borrower's business.

SECTION 4.20 Usury. To Borrower's knowledge, the amounts to be received by Lender which are or which may be deemed to be interest under any of the Loan Documents or otherwise in connection with the transactions described herein constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transaction contemplated by this Agreement is or will be usurious.

SECTION 4.21 Borrower Setoffs. Borrower has no, as of the date hereof, any defenses, counterclaims, or setoffs with respect to any sums to be advanced under the Loans.

SECTION 4.22 Disclosure and No Representation, Warranty or Document Untrue. No representation or warranty made by Borrower contained herein, the Loan Documents, or in any certificate or other document furnished or to be furnished by Borrower pursuant hereto, or which will be made by Borrower from time to time in connection with the Loan Documents:

A. contains or will contain any material misrepresentation or untrue statement of material fact, or

B. omits or will omit to state any material fact necessary to make the statements therein not materially misleading, unless otherwise disclosed in writing to Lender.

There is no fact known to Borrower which materially and adversely affects, or which is reasonably likely in the future to materially and adversely affect, the business, assets, properties or condition, financial or otherwise, of such Borrower, except as set forth or reflected in the Loan Documents or otherwise disclosed in writing to Lender.

SECTION 4.23 Governmental Permits, Etc. To Borrower's knowledge, all material governmental permits, approvals, consents and other authorizations required in connection with the operation of Borrower's business have been obtained.

SECTION 4.24 Environmental. Except as disclosed in the environmental reports provided to Lender, Borrower covenant, warrant and represent:

A. That no Hazardous Materials have been or shall be discarded, dispersed, released, stored, treated, generated, disposed of, at the Real Property, except as permitted by applicable law and regulation.

B. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower relating in any way to any Hazardous Materials or the violation of any Government Regulation relating thereto.

C. In the event that any Hazardous Materials, are ever discarded, dispersed, released, stored, treated, generated, or disposed of at the Real Property, by Borrower, Borrower will obtain all permits, licenses and other authorizations which are required under federal, state, local and foreign laws relating to pollution or protection of the environment or disposal of such wastes, including laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

D. In the event of any conflict between the terms of this Section 4.24 and the terms of the Environmental Indemnity, the terms of the Environmental Indemnity shall control.

SECTION 4.25 Survival. All of the representations and warranties set forth in this Agreement shall survive until all Indebtedness is satisfied in full.

ARTICLE V
AFFIRMATIVE COVENANTS.

Borrower covenant and agree that, from the date of this Agreement until payment in full of all Indebtedness and termination of all present or future credit facilities established hereunder, unless Lender shall otherwise consent in writing which consent will not be unreasonably withheld, Borrower will fully comply with the following provisions:

SECTION 5.1 Financial Reports and Other Data. Borrower shall deliver or cause to be delivered to Lender the following financial information:

A. Borrower shall furnish unqualified consolidated CPA prepared fiscal year-end financial

statements as of year-end reflecting his financial position within One Hundred Twenty (120) days of calendar year-end in a form acceptable to Lender. Borrower's form 10-K annual report filed with the Securities and Exchange Commission (SEC) and available online at www.sec.gov/edgar/search will be acceptable once it is representative of a consolidation of the Obligors' full operations.

B. Borrower shall not obtain secondary financing, nor shall Mortgagor allow a change of ownership of the Collateral without the prior written consent of Lender. However, Acorn Capital, LLC, a Delaware limited liability company, shall be permitted to have a second lien on the Collateral, which shall be at all times subject to and inferior to the lien of Lender in the Collateral.

C. Borrower shall not allow additional encumbrances on the Collateral without Lender's prior written consent except that Acorn Street Capital, LLC is allowed to file a subordinate lien on the Real Property. Lender shall at all times maintain a first lien position on all Collateral. Borrower shall maintain ownership of the Collateral during the term of the Loan.

D. There shall be no Change in Control of Borrower without Lender's express written consent.

E. Obligors shall deliver such additional information as Lender may reasonably require from time to time within thirty (30) days from Lender's written request therefore.

F. Obligors shall cause Acorn Street Capital, LLC, a Delaware limited liability company ("Acorn") to provide Lender with an updated statement of amounts due and owing to Acorn within thirty (30) days after the Closing and the same shall reflect the agreed paydown of the Acorn loan to approximately $4,260,000.00 and a re-amortized schedule demonstrating a lower payment in accordance therewith.

G. Obligors shall provide such other financial statements and information as Lender shall reasonably require, all in form and content reasonably acceptable to Lender and each by such date as Lender shall reasonably request.

SECTION 5.2 Other Affirmative Covenants of Borrower.

A. Borrower shall maintain all operating accounts with Lender and further shall maintain all accounts related to the Real Property and operations related to the Real Property with Lender for the entire term of the Loan.

B. Monthly Loan payments shall be auto debited from an operating account with Lender.

SECTION 5.3 Payment of Indebtedness to Lender; Performance of Other Covenants; Payment of Other Obligations.

A. Borrower will make full and timely payment of the principal and interest on the Note;

B. Borrower will duly comply with all the terms and covenants contained in the Loan Documents; and

C. Borrower will make full and timely payment of all the Indebtedness to Lender, whether now existing or hereafter arising.

SECTION 5.4 Maintenance of Property. Borrower will maintain all properties, including the Real Property, in good order and repair, ordinary wear and tear excepted, and, from time to time, make all

needful and proper repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

SECTION 5.5 Right of Inspection; Discussions. Borrower will permit any person designated by Lender, at Lender's expense, during normal business hours, and upon reasonable notice, to visit and inspect the Collateral and any books, records, papers, and financial reports of Borrower, including the making of any copies thereof and abstracts therefrom, and to discuss Borrower's affairs, finances, and accounts with Borrower's agents, all at such reasonable times and as often as Lender may reasonably request.

SECTION 5.6 Notices. Borrower will promptly give written notice to Lender of:

A. The occurrence of any Event of Default or Potential Default hereunder or under any other obligation of Borrower to which this Agreement refers, in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that the Borrower propose to take with respect thereto;

B. The occurrence of any material casualty to any material facility or property of Borrower, or any force majeure (including, without limitation, any strike or other labor disturbance) materially affecting the operation or value of any such facility or property (specifying whether or not such casualty or force majeure is covered by insurance); and

C. The commencement or incurrence of, or any material change in, the nature or status of any actual or potential litigation or any contingent liability in excess of $50,000.00, or any actual or potential dispute or proceeding, whether direct or contingent, that may involve a claim for damages, injunctive relief, enforcement, or other relief pending, being instituted, or threatened by, against or involving Borrower, or any attachment, levy, execution or other process being instituted by or against any assets of Borrower, which might impair the conduct of Borrower's business, or might affect financially, or otherwise, Borrower's business, operations, assets, properties, prospects, or condition in excess of $100,000.00.

D. All notices of defaults or matters which will or become defaults upon the expiration of applicable grace periods under any other material agreement, contract, or lease with a third party, which Borrower receive from time to time.

SECTION 5.7 Payment of Taxes and Liens. Borrower will promptly pay, or cause to be paid, all taxes, assessments and other governmental charges which may lawfully be levied or assessed:

A. Upon the income or profits of Borrower;

B. Upon any fee simple owned real property and all material leases and material personal property, belonging to Borrower, or upon any part thereof; or

C. By reason of any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against the property of Borrower.

Provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same and the failure to promptly thereafter bond off such lien within 30 days after the filing thereof.

SECTION 5.8 Insurance of Properties. Borrower will keep the Collateral insured at all times by insurance companies reasonably acceptable to Lender against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation, insurance for fire, flood, and other hazards, insurance against liability on account of damage to persons or property, business interruption insurance, and insurance under all applicable workman's compensation laws) and to the same extent thereto and carry such other types and amounts of insurance as usually carried by Persons engaged in the same or a similar business similarly situated, and upon request deliver to Lender a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insured. Lender shall be named as an additional insured on all such policies. The obligations to provide insurance coverage may be further amplified under the terms and conditions of the Security Instruments. Moreover, Borrower shall ensure that the following coverages are in place and provide the Declaration Page and relevant certificates for all insurance:

A. Fire and extended coverage casualty insurance on the improvements, fixtures, equipment and all tangible personal property on the subject property. Policy is to insure against fire, lightning, windstorm, and all other hazards included in extended coverage.

B. Comprehensive general liability.

C. Flood insurance if property is determined to be in a flood hazard area. Flood insurance must provide coverage that is the lesser of 100% of the replacement cost, the maximum flood insurance program of $500,000 or the amount of the Loans, listing Professional Bank, ISAOA, ATIMA, 396 Alhambra Circle, Ste. 255, Coral Gables, Florida 33134 as Mortgagee. The maximum deductible shall be no more than 5%. Further, the following language must be on the certificate: "This policy meets the definition of private fllod insurance contained in 42 U.S.C. 4012a(b)(7) and the corresponding regulation.

D. Hazard & Flood Contents Insurance for the Collateral.

E. Commercial, liability insurance with a minimum per occurrence amount of $1,000,000.00 and aggregate of $2,000,000.00 listing Professional Bank, ISAOA, ATIMA, 396 Alhambra Circle, Ste. 255, Coral Gables, Florida 33134 as Certificate Holder. Note. The maximum deductible shall be no more than 5%.

F. Hazard and Windstorm insurance where coverage is the lesser of the 100% replacement cost or the loan amount, listing Professional Bank, ISAOA, ATIMA, 396 Alhambra Circle, Ste. 255, Coral Gables, Florida 33134 as Mortgagee. (Fire and extended coverage casualty insurance on the improvements, fixtures, equipment and all tangible personal property on the subject property. Policy to insure against fire, lightning, windstorm, and all other hazards included in extended coverage). The maximum deductible shall be no more than 5%.

G. Borrower shall provide evidence of insurance coverage annually, which shall at all times be sufficient to insure the amount of the Loan, or the replacement cost of the Collateral, whichever is less.

SECTION 5.9 Application of Insurance and other Proceeds. Borrower shall comply with the requirements of the Security Instruments and Lender shall be entitled to exercise all of its rights to insurance proceeds, condemnation awards and other proceeds from the Collateral as provided in the Security Instruments.

SECTION 5.10 True Books. Borrower will keep proper and true books of record and account, reasonably satisfactory to Lender, in which full, true, and correct entries, in all material respects, will be

made of Borrower's dealings and transactions, and establish on Borrower's books reasonable with respect to all taxes, assessments, charges, levies and claims, and with respect to Borrower's business in general, and will include such reserves in any interim as well as year-end financial statements.

SECTION 5.11 Observance of Laws. Borrower will conform to and duly observe all material laws, regulations, and other valid requirements of any Governmental Authority with respect to the conduct of its business and operations, except where the effect of any nonobservance would not have a material adverse effect on the business and operations of Borrower.

SECTION 5.12 Maintenance of Legal Existence, Compliance with Laws, etc. Borrower shall at all times preserve and maintain in full force and effect their legal existence, powers, rights, licenses, permits and franchises in the jurisdiction of organization; continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; operate in material compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign organization in each jurisdiction in which such qualification is necessary in view of its business and operations. Borrower shall have opportunity to cure defects under this paragraph 5.11 in accordance with the cure periods provided in the Loan Documents.

SECTION 5.13 Further Assurances. Borrower will, at the cost of Borrower, and without expense to Lender, promptly upon the reasonable request of Lender:

A. Correct any defect, error or omission which may be discovered in the contents of any Loan Documents or in the execution or acknowledgment thereof;

B. Execute, acknowledge, deliver and record or file such other and further instruments (including, without limitation, mortgages, deeds or trusts, security agreements, financing statements and specific assignments of rents or leases) as may be necessary to continue and perfect Lender's first priority perfected lien in the Collateral; and

C. Do such further acts, in either case as may be necessary, desirable or proper in Lender's reasonable opinion to carry out more effectively the purposes of the Loan Documents.

Borrower hereby appoint Lender as its attorney-in-fact, coupled with an interest, to take the actions described in paragraphs A and B above and to perform such obligations on behalf of such Borrower, at Borrower's sole expense, if Borrower fail to comply with its obligations under this paragraph.

SECTION 5.14 Subordination of Debt to Equitable Owners and Related Parties. All obligations of any nature of Borrower to any Equitable Owner or any related party shall at all times be subordinate and inferior to the Indebtedness and the Security Interest granted pursuant to this Agreement; provided, however, that so long as no Event of Default exists, Borrower may make distributions of cash to its direct and indirect owners in the ordinary course of business. No secondary financing is permitted without Lender's express written permission. All earnout agreements shall be subordinate to Lender and Lender's interest in the Collateral.

SECTION 5.15 Notification of Change of Name or Business Location. Borrower shall comply with all Security Instruments regarding changes in Borrower's name and shall notify Lender of any change in the name of Borrower undertaken in accordance with such Security Instruments and of any change of the location of any Place of Business and the office where the records of Borrower are kept, and, in such case, shall execute such documents as Lender may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, that if the Principal Place of Business of

Borrower and the office where the records of Borrower are kept is changed, Lender must have prior written notice of the same.

SECTION 5.16 After Acquired Property. Without the necessity of any further act of Borrower or Lender, subject to the limitations set forth in any specific Security Instrument, the lien of and the Security Interest created in the Collateral automatically extends to and includes:

A. Any and all renewals, replacements, substitutions, accessions, Proceeds, products of or to the Collateral.

B. Any and all monies and other property that from time to time may either by delivery to Lender or by any instrument, be subjected to such lien and Security Interest by Borrower or by anyone on behalf of Borrower, or with the consent of Borrower, or which otherwise may come into possession or otherwise be subject to the control of Lender pursuant to the Loan Documents.

SECTION 5.17 Indemnity. In addition to the indemnity by Borrower for any environmental matters set forth below, Borrower shall indemnify, defend and hold harmless Lender from and against, and reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, Costs and expenses, which may be imposed upon, asserted against or incurred or paid by Lender by reason of, on account of or in connection with any claim or damage occurring in, upon or in the vicinity of the Collateral through any cause whatsoever, or asserted against Lender on account of any act performed or omitted to be performed under the Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or the Loan Documents. Notwithstanding the foregoing or anything in the Loan Documents to the contrary, in no event shall Borrower be obligated to indemnify, defend or hold harmless Lender from any claims, demands, liabilities, losses, damages, judgments, penalties, Costs or expenses (i) arising out of any condition, act or omission prior to the date hereof, (ii) arising after Lender or a third party takes title to the Real Property by foreclosure, deed in lieu, or other transfer, or (ii) arising out of the gross negligence or willful misconduct of Lender.

SECTION 5.18 Environmental Compliance and Indemnity.

Borrower have made certain representations, warranties, and covenants regarding environmental matters in that certain Environmental Compliance and Indemnity Agreement executed by Borrower in favor of Lender on or about the date hereof. In conjunction with the same, it is agreed that:

A. Borrower will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Real Property or transport to or from the Real Property any Hazardous Substance or allow any other person or entity to do so, except those which are used in accordance with applicable Environmental Laws and with all required permits and approvals and consistent with legal activities on the Real Property. Borrower agree to keep and maintain the Real Property in compliance with and shall not cause or permit the Real Property to be in violation of any Environmental Laws; and

B. Borrower will give prompt written notice to Lender of the following: (i) any proceeding or inquiry by any Governmental Authority (including, without limitation, the Florida Department of Environmental Protection or any local health department) with respect to the presence of any Hazardous Substance on the Real Property or the migration thereof from or to other lands; (ii) all claims made or threatened by any third party against Borrower or the Real Property relating to any loss or injury resulting from any Hazardous Substance; and (iii) Borrower's discovery of any occurrence or condition on any lands adjoining or in the vicinity of the Real Property that could cause the Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Environmental Laws or any regulation adopted in accordance therewith, or to be otherwise subject to

any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Environmental Laws.

C. Borrower shall indemnify and hold Lender harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against Lender as a direct or indirect result of: (i) any warranty or representation made by Borrower in Section 4.24 being false or untrue in any material respect; (ii) the past, present or future failure by Borrower, or any of Borrower's predecessors in title, to comply with local, State and Federal laws and permits regulating the use, handling, storage, transportation, or disposal of hazardous materials, toxic materials, or other environmentally regulated materials; or (iii) any requirement under any law, regulation or ordinance, local, state or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances from the Real Property. Borrower's obligations hereunder to Lender shall not be limited to any extent by the term of the Note, and, as to any act, occurrence, or claim made prior to payment in full and satisfaction of the Note which gives rise to liability hereunder, Borrower's obligations hereunder shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of the Note and any Security Instrument or foreclosure under any Security Instrument, or delivery of a deed or bill of sale in lieu of foreclosure. Upon an Event of Default under this Agreement, Lender may conduct such inspections of the Real Property as Lender deems appropriate to insure compliance with this Agreement and Borrower, jointly and severally, shall hold Lender harmless from all costs associated with such inspections and Borrower shall grant Lender or its agents full access to the Real Property to conduct such investigations.

D. In the event of any conflict between the terms of this Section 5.17 and the terms of the Environmental Indemnity, the terms of the Environmental Indemnity shall control.

SECTION 5.19 Financial Covenants. Each Borrower covenants and agrees that, from the date of this Agreement until payment in full of all Indebtedness and termination of all present or future credit facilities established hereunder, unless Lender shall otherwise consent in writing, each Borrower will fully comply with the following provisions:

A. Minimum Debt Service Coverage Ratio. Borrower shall maintain a minimum consolidated Debt Service Coverage Ratio ("DSCR") of no less than 1.20x to be tested annually commencing within 150 days of each fiscal year end, based on Consolidated CPA prepared Financial Statements (acceptable format to include Borrower's form 10-k annual report filed with the SEC and available online at www.sec.gov/edgar/search once it is representative of a consolidation of the Obligors' full operations to be tested first based on June 30, 2023 Financial Statements). DSCR shall be defined as each of the Borrower's Net Income plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, collectively called "EBITDA", for that period DIVIDED BY Annual Debt Service Requirements during that period with extraordinary items being at Lender's sole and absolute discretion.

ARTICLE VI
NEGATIVE COVENANTS

Borrower covenant and agree that, from the date of this Agreement until payment in full of the Indebtedness and all advances hereunder and of all other present or future indebtedness hereunder, unless Lender shall otherwise consent in writing, which consent will not be unreasonably withheld, each Borrower will fully comply with the following provisions:

SECTION 6.1 Limitations of Liens, Etc. Borrower shall not:

A. Convey, assign, sell, lease, mortgage, encumber, pledge, dispose of, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly or by operation of law or otherwise, of record or not) all or any, part of the legal or beneficial interest in any part or all of the Collateral or the Real Property, except for the interests of Lender under the Security Instruments, and except for those leases of the Real Property conducted in the ordinary course of Borrower's business, and the other Permitted Encumbrances.

B. Sell, assign or otherwise dispose of (whether or not of record or for consideration or not), or permit the sale, assignment or other disposition of, all or substantially all of the assets of Borrower, other than routine sales in the ordinary course of Borrower's business.

SECTION 6.2 Limitations on Guaranties. Borrower shall not directly or indirectly, guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other obligations of any other Person, except guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection and credit extended to Borrower in the ordinary course of business.

SECTION 6.3 Transfer of Assets; Merger. Borrower shall not: consolidate with or merge into any other Person; permit another Person to merge into Borrower; dissolve or take or omit to take any action which would result in a Borrower's dissolution; or enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer the Collateral, except as expressly permitted in the Loan Documents (including any leases entered into in accordance with the terms of the Loan Agreement and upon prior consent of Lender, if required, as provided in the Loan Documents); or acquire all or substantially all the properties or assets of any other Person.

SECTION 6.4 Loan. Borrower shall not directly or indirectly, make or have outstanding a loan or advance to any Person.

SECTION 6.5 Character of Business/Management or Change of Control. Borrower shall not change the general character of the business as conducted at the date hereof, nor engage in any type of business not reasonably related to their business as presently conducted. Borrower shall not change management nor shall it allow a Change of Control.

SECTION 6.6 Suspension of Business. Borrower shall not liquidate, suspend, dissolve or cease operations during the term of any Loan.

SECTION 6.7 Additional Debt. Borrower will not incur, create, assume or permit to exist any new Debt other than the indebtedness represented by the Loan Documents unless Lender consents in writing, except additional Debt to the Lender and other obligations in the nature of trade payables incurred by such Borrower in the ordinary course of business. The loan from Allan Marshall in the original principal amount of One Million Five Hundred Thousand and 00/100 ($1,500,000.00) Dollars in favor of Guarantor shall at all times be subordinate to the Loan and Lender's security interest in the Collateral.

SECTION 6.8 Distribution Limitations. If any Event of Default or known Potential Default has occurred and remains uncured, Borrower shall not make any Distribution to any Equitable Owner.

ARTICLE VII
EVENTS OF DEFAULT.

The following shall be considered an Event of Default:

SECTION 7.1 Monetary Default. If Borrower shall default in any payment of the principal of or interest on any Note on the Due Date, whether at maturity, by acceleration at the discretion of Lender or otherwise and any applicable notice and cure periods have expired;

SECTION 7.2 Third Party Default. If Borrower shall suffer a default in the performance under any agreement with any other Person other than Lender where such default (i) continues beyond any applicable cure or grace periods and (ii) involves a contractual liability of such Borrower in excess of $250,000.00;

SECTION 7.3 Misrepresentation. If any representation or warranty made in writing by Borrower, in this Agreement or in any other Loan Document, shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed;

SECTION 7.4 Dissolution. If any order, judgment, or decree is entered in any proceedings against Borrower decreeing the dissolution of Borrower.

SECTION 7.5 Bankruptcy, Failure to Pay Debts, etc. If Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for Borrower or a substantial part of Borrower's assets, or shall commence any proceeding under any Debtor Relief Law or other bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower, in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more, or Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief for the appointment of a custodian, receiver or any trustee for Borrower or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

SECTION 7.6 Fraudulent Conveyance. If Borrower shall conceal, remove, or permit to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or make or suffer a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof.

SECTION 7.7 Final Judgment. If a final judgment for the payment of money in excess of $250,000.00 shall be rendered against Borrower, and the same shall remain undischarged or shall not be bonded off to the satisfaction of Lender for a period of thirty (30) consecutive days during which the execution shall not be effectively stayed.

SECTION 7.8 Impairment of Security. If any Security Instrument, agreement, or other instrument given to Lender to evidence or secure the payment and performance of the Indebtedness hereunder shall be revoked by Borrower or shall cease to be in full force and effect, or the protection or security afforded Lender in any portion of the Collateral secured thereby is materially impaired for any reason; or Borrower shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under any Security Instrument and such default shall not have been cured or waived in any applicable grace period contained therein; or any representation or warranty of Borrower made in any Security Instrument shall be false in any material respect on the date as of which made; or for any reason (except for acts or omissions of Lender) Lender

shall fail to have a valid, perfected and enforceable Security Interest lien in the Collateral (or any of them) as required under this Agreement or if Borrower shall contest in any manner that any Security Instrument constitutes its valid and enforceable agreement or Borrower shall assert in any manner that it has no further obligation or liability under any Loan Document for any reason other than payment in full of the Loan.

SECTION 7.9 Cross Collateralization and Cross Default. Without limiting the generality of the foregoing, each Security Instrument shall secure the payment and performance by Borrower of their obligations under all Borrower's agreements with Lender, and whether or not for the payment of money, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, together with all interest thereon and costs of collection thereof, including reasonable attorneys' fees and expenses, including all renewals, reamortizations, deferments and extensions of the Indebtedness owing to Lender. Moreover, any default by Borrower under any agreement with a third party related to the Collateral whether or not evidenced by any Note or other instrument and whether or not for the payment of money, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, together with all interest thereon and costs of collection thereof, including reasonable attorneys' fees and expenses, including all renewals, reamortizations, deferments and extensions of the foregoing and including any debt liability or obligation originally owing shall be an Event of Default under this Agreement and all related Loan Documents including the Note, Loan Agreement and the Security Instruments, including the Security Agreement and the Mortgage.

SECTION 7.10 Levy on Assets. If there is a levy or execution on any of the assets of Borrower.

SECTION 7.11 Condemnation. If the Real Property, or any part thereof, is condemned or taken by right of eminent domain or other public authority.

SECTION 7.12 Non-Monetary Default under the Agreement. If Borrower shall default in the performance or compliance with any of the terms, conditions, covenants or agreements contained in this Agreement, including the failure to timely provide financial information required by this Agreement, which remains uncured for a period of thirty (30) days from the date written notice is delivered by Lender to such Borrower.

ARTICLE VIII
REMEDIES

Upon the occurrence and during the continuance of any Event of Default, Lender shall have and may exercise any or all of the rights set forth herein (provided, however, Lender shall be under no duty or obligation to do so):

SECTION 8.1 Acceleration. To declare the obligations evidenced by each Note and all other Indebtedness to be forthwith due and payable, whereupon each Note and all other Indebtedness shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in any Note or in such other Indebtedness to the contrary notwithstanding, and, upon such acceleration, the unpaid principal balance and accrued interest upon such Note shall from and after such date of acceleration bear interest at the Default Rate.

SECTION 8.2 Adjust Interest Rate. During the continuance of an Event of Default and Lender's election not to accelerate the Indebtedness, including the failure of Borrower to provide the financial statements as required under this Agreement, Lender shall have the right to adjust the applicable interest rate on each Note to the Default Rate, for a period beginning three (3) days after Lender mails written notice of the Event of Default to Borrower and continuing until Borrower cure the Event of Default. Upon curing all Events of Defaults, the interest rate on each Note shall be reduced to the stated interest rate set forth in

such Note, effective on the date on which all Events of Defaults are cured. Nothing contained herein shall be construed to permit the total interest rate charged under any Note and this Agreement to exceed the lawful rate, and in the event such adjusted rate shall exceed the lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereunder.

SECTION 8.3 Right of Setoff. To exercise any rights of setoff granted by law or under this Agreement or the Loan Documents without prior notice to Borrower.

SECTION 8.4 Uniform Commercial Code. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC and any and all rights and remedies available to it under any other applicable law.

SECTION 8.5 Foreclosure. Foreclose any Security Instrument by instituting a foreclosure suit in any court having jurisdiction thereof.

SECTION 8.6 Other Rights. To exercise such other rights as may be permitted under any of the Loan Documents or applicable law.

SECTION 8.7 Cure of Defaults. Cure any Event of Default without releasing Borrower from any obligation hereunder or under the Loan Documents. In connection with exercising its right to cure an Event of Default, Lender may enter upon any Place of Business and do such acts and things as Lender deems reasonably necessary or desirable to protect the collateral pledged under any Security Instrument, including, without limitation: (i) paying, purchasing, contesting or compromising any encumbrance, charge, lien, claim of lien, tax, assessment, fine, lease payment or other imposition; (ii) paying any insurance premiums; and (iii) employing counsel, accountants, and other appropriate persons to assist Lender in the foregoing.

SECTION 8.8 Receiver. Secure the appointment of a receiver or receivers, as a matter of right for the Real Property and Borrower's operations, whether such receivership is incident to a proposed sale of the Real Property or otherwise, and without regard to the value of the Real Property or the solvency of Borrower. Borrower hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agree not to oppose any application therefore by Lender. The appointment of such receiver, trustee or other appointee by virtue of any court, order or laws shall not impair or in any manner prejudice the rights of Lender to receive payment of the income pursuant to any lease assignment; the receiver shall be appointed to take charge of, manage, preserve, protect, and operate the Collateral; collect all income, including rents; sell Collateral and collect the proceeds therefrom; make all necessary and needed repairs; pay all taxes, rent, assessments and insurance premiums and all other costs incurred in connection with the operation of the Collateral; and after payment of the expenses of the receivership, including Costs of Lender, if any, to apply all net proceeds derived therefrom in the reduction of the Indebtedness in such manner as the court shall direct. All Costs, expenses, fees and compensation incurred pursuant to any such receivership shall also be secured by the lien of the Security Instruments until paid. The receiver, personally or through Lender, may exclude each Borrower wholly from the Real Property and have, hold, use, operate, manage and control the Real Property and may, in the name of Borrower, exercise all of such Borrower's rights and powers to maintain, construct, operate, restore, insure, and keep insured the Real Property in such manner as such receiver shall deem appropriate.

SECTION 8.9 Other Security. Lender may proceed to realize upon any and all other security for each Note in such order as Lender may elect; and no such action, suit, proceeding, judgment, levy, execution or other process shall constitute an election of remedies by Lender or shall in any manner alter, diminish or impair the lien and security interest created by the Security Instruments, unless and until each Note is paid in full.

SECTION 8.10 Collect Income. During the continuance of an Event of Default, if Lender shall be entitled to collect and receive all income from the Real Property without the appointment of a receiver, which shall for all purposes constitute property of Lender and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterment's and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other profit charges upon the Real Property or any part thereof, as well as just and reasonable compensation for the services of Lender and all attorneys, agents, clerks, servants and other employees properly engaged by Lender, Lender shall apply the money received, first to the payment of Costs, then to the outstanding Note in such order as Lender may determine in its absolute discretion.

SECTION 8.11 Use of Fund Balance. To use any funds of Borrower, including any balance which may be available in any cash collateral, reserve or contingency account under any Loan.

SECTION 8.12 Late Charges. To assess late payment charges of five percent (5%) of the amount of any delinquent payment.

SECTION 8.13 No Waiver. The failure of Lender to exercise any of its rights granted hereunder shall not be deemed a waiver thereof nor shall Lender be estopped from asserting such rights for any subsequent defaults. The remedies provided herein are cumulative and are not exclusive to any remedies that Lender may otherwise be provided by law or any Loan Documents.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1 Amendments, etc. No amendment, modification, termination or waiver of any provision of this Agreement, any Note or the other Loan Documents, nor consent to any departure by Borrower, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in specific instance and for the specific purpose for which given.

SECTION 9.2 Applicable Law. This Agreement and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

SECTION 9.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall, until otherwise changed pursuant to this Agreement be given at the following addresses:

If to Borrower:

Upexi 17129 Florida, LLC, a Delaware limited liability company
c/o Andrew J. Norstrud
17129 US Highway 19 N.
Clearwater, Florida 33760

Upexi, Inc., a Nevada corporation
c/o Andrew J. Norstrud
17129 US Highway 19 N.
Clearwater, Florida 33760

If to Lender:

Professional Bank
396 Alhambra Circle, Suite 255
Coral Gables, FL 33134

With a copy to:

Janelle L. Esposito, Esq.
Esposito Law Group, P.A.
537 10th Street West
Bradenton, Florida 34206

Any notice required or permitted under this contract shall be in writing, shall be sent to the party to such party's address or fax number, if any, set forth above, and shall be given by any method set forth in the following table:

Method of Delivery	Notice is deemed given:	Notice is deemed received:
Personal delivery	Upon the actual date of delivery	On the actual date of delivery
U.S. certified or registered mail, return receipt requested, postage prepaid	On the date deposited in the U.S. mail	On the third business day after the date deposited in the U.S. mail
A nationally recognized commercial courier, such as Federal Express or United Parcel Service, for next business day delivery	On the date deposited with the commercial courier	On the next business day after the date deposited with the commercial courier
Facsimile transmittal	On the date of facsimile transmittal	On the date of facsimile transmittal

Notwithstanding the date that each notice is deemed to be given, the time period, if any, in which a response to any notice must be given shall commence to run from the date the notice is deemed received by the recipient of the notice. Any party may, at any time by giving five (5) days prior written notice to the other party or parties hereto, change its address or fax number of record to which notices under this contract shall be given and may designate other parties to whom copies of all notices hereunder shall be sent.

SECTION 9.4 Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement. Borrower acknowledge and agree that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower release Lender from any claim, damage or loss, including that arising in whole or part from Lender's strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

SECTION 9.5 Actions and Process. Any legal action or proceeding against Borrower with respect to this Agreement may be brought in such of the courts of competent jurisdiction of the state or federal courts located in the Middle District of Florida, as Lender or its successors and assigns, as the case may be, may elect, and, by execution and delivery of this Agreement, Borrower irrevocably submit to the nonexclusive jurisdiction of such courts for purposes of legal actions and proceedings hereunder and, in case of any such legal action or proceeding brought in the above-named Florida courts, hereby irrevocably consent, during such time, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to Borrower at their addresses as provided in Section 9.3 hereof; or by any other means permitted by applicable law. If it becomes necessary for the purpose of service of process out of any such courts, Borrower shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that Borrower will at all times have an agent for service of process for the above purposes available in the State of Florida. To the extent permitted by law, a final judgment (a copy certified by the court that has rendered the judgment shall be conclusive evidence of the fact and of the amount of any indebtedness of Borrower to Lender) against Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. To the extent that Borrower have or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any legal process therein, Borrower hereby irrevocably waives such immunity, and Borrower hereby irrevocably waives and agrees not to assert by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, (i) the defense of immunity, (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of immunity or otherwise, (iii) that it or any of its property is immune from the above described legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise), (iv) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (v) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of Lender to bring actions, suits or proceedings in the courts of any other jurisdiction. Each Borrower expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Florida and of the United States of America.

SECTION 9.6 Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by each Borrower in connection herewith shall survive the execution and delivery of this Agreement, each Note and the other Loan Documents and be true and correct during the term of each Loan.

SECTION 9.7 Time of the Essence. Time is of the essence of this Agreement, each Note and the other Loan Documents,

SECTION 9.8 Headings. The headings in this Agreement are intended to be for convenience of reference only and shall not define or limit the scope extent or intent or otherwise affect the meaning of any portion hereof.

SECTION 9.9 Severability. In case any one or more of the provisions contained in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein; provided, however, in the event said matter would be in the reasonable opinion of Lender adversely affect the rights of Lender under any or all of the Loan Documents, the same shall be an Event of Default.

SECTION 9.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 9.11 Conflict. In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern in all instances of such conflict.

SECTION 9.12 Term. The term of this Agreement shall be for such period of time until all Loan have been paid to Lender in full.

SECTION 9.13 Expenses. Borrower agree, whether or not the transactions hereby contemplated shall be consummated, to pay and save Lender harmless against liability for the payment of documentary stamp taxes, intangible tax, all out-of-pocket expenses arising in connection with this transaction and all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, acquisition and performance of the Note (including any renewal, extension, substitution or replacement thereof) issued under or pursuant to this Agreements (excepting only any tax on or measured by net income of Lender determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Federal Internal Revenue Code), all printing costs and the reasonable fees and expenses of any special counsel to Lender in connection with this Agreement and any subsequent modification thereof or consent thereunder. The obligations of Borrower under this Section 9.13 shall survive payment of the Note.

SECTION 9.14 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize any delegation of duties by Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement. Lender reserves the right to assign any Loan or to participate any Loan.

SECTION 9.15 No Third-Party Beneficiaries. The parties intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third-party beneficiary or otherwise.

SECTION 9.16 No Waiver. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder, or under any Note or the other Loan Documents, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder.

SECTION 9.17 Entire Agreement and Final Agreement. Except as otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. By signing this document each party represents and agrees that (A) the written loan agreement represents the final agreement between the parties, (B) there are no unwritten oral agreements between the parties, and (C) the written loan agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

SECTION 9.18 No Partnership or Joint Venture. Nothing herein or in any of the Loan Documents shall be construed as establishment of any form of partnership or joint venture between the Lender and the Borrower or to make the Lender liable for the acts, debts, or liabilities of the Borrower or any other party.

SECTION 9.19 Waiver of Special Damage Claims. No claim may be made by Borrower against Lender, any of its affiliates, participants or their respective directors, officers, employees, attorneys for any special, indirect or consequential damages ("Special Damages") in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or an act, omission or event occurring in connection herewith or therewith; and Borrower hereby waive, release and agree not to sue upon any such claim for Special Damages whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 9.20 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), Lender is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow Lender to identify each Borrower in accordance with the Patriot Act.

SECTION 9.21 Leasing Matters. Notwithstanding anything in the Loan Documents to the contrary, Lender acknowledges that Borrower are primarily in the business of leasing property and that Borrower intend to lease the Real Property to one or more third-party tenants for agricultural purposes from time to time, and Borrower may enter into leases of the Real Property for agricultural purposes upon prior written consent from Lender, which such consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing or anything in the Loan Documents to contrary, Borrower may modify, amend, and renew such leases, in the ordinary course of its business without Lender's prior written consent so long as such amendment, modification, or renewal does not materially and adversely change the economic terms of the lease as originally approved by Lender. Borrower may comply with certain requirements of the Loan Documents with respect to insurance, maintenance, condition of the Collateral or other matters by causing its tenant(s) to satisfy any of the requirements thereunder; provided, however, that, Borrower shall ensure compliance with the Loan Documents with respect to such matters.

SECTION 9.22 Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, WILLINGLY, AND IRREVOCABLY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL WITH REGARD TO ANY ISSUES ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS RELATED TO THIS AGREEMENT.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed and delivered these presents as of the day and year first above written.

Signed, sealed, and delivered as to all signers in the presence of:	Upexi 17129 Florida, LLC, a Delaware limited liability company
______________________________ Witness Signature	By: Upexi, Inc.,a Nevada corporation, formerly known as Grove, Inc., a Nevada corporation Its: Manager
______________________________ Print Witness Name	
______________________________ Witness Signature	By:______________________________ Name: Andrew J. Norstrud Its: Chief Financial Officer
______________________________ Print Witness Name	

STATE OF FLORIDA
COUNTY OF _______________

The foregoing was acknowledged before me by means of (check one) ☐ physical presence or ☐ online notarization, this __________ day of October 2022 by Andrew J. Norstrud, as Chief Financial Officer of Upexi, Inc., a Nevada corporation, formerly known as Grove, Inc., a Nevada corporation, as manager of Upexi 17129 Florida, LLC, a Delaware limited liability company on behalf of the company. He is (check one) ☐ personally known to me or ☐ have produced ___________________________________ as identification.

____
Notary Public

My Commission Expires:

Signed, sealed, and delivered as to all signers
in the presence of:

Upexi, Inc., a Nevada corporation, formerly
known as Grove, Inc., a Nevada corporation

____
Witness Signature

By:______________________________
Name: Andrew J. Norstrud
Its: Chief Financial Officer

____
Print Witness Name

____
Witness Signature

____
Print Witness Name

STATE OF FLORIDA
COUNTY OF ______________

The foregoing was acknowledged before me by means of (check one) ☐ physical presence or ☐ online notarization, this __________ day of October 2022, by Andrew J. Norstrud, as Chief Financial Officer for Upexi, Inc., a Nevada corporation, formerly known as Grove, Inc., a Nevada corporation, on behalf of the corporation. He is (check one) ☐ personally known to me or ☐ has produced ________________________________ as identification.

____
Notary Public

My Commission Expires:

Signed, sealed, and delivered in the presence of: Professional Bank, a Florida state-chartered bank

____
Witness Signature

____
By:
Its:

____
Print Witness Name

____
Witness Signature

____
Print Witness Name

STATE OF FLORIDA

COUNTY OF ______________

The foregoing was acknowledged before me by means of (check one) ☐ physical presence or ☐ online notarization, this __________ day of October 2022 by ________________________, as ______________________________ of Professional Bank, a Florida state-chartered bank, on behalf of the bank. He/she is (check one) ☐ personally known to me or ☐ have produced ______________________________ as identification.

____
Notary Public

My Commission Expires:

EXHIBIT "A"

Lot 1, Block 1, FLETCHER'S HARLEY DAVIDSON SUBDIVISION, according to the map or plat thereof, as recorded in Plat Book 127, Page 2, Public Records of Pinellas County, Florida.

Together with a beneficial easement for drainage created in O.R. Book 17887, Page 240, Public Records of Pinellas County, Florida, and together with an easement of ingress and egress described in instruments record in O.R. Book 4583, Page 1063, and O.R. Book 19823, Page 582, Public Records of Pinellas County, Florida.